Exhibit 10.1

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of [●], 2026, by and among (i) APEX Tech Acquisition Inc., a Cayman Islands exempted company (together with its successors, including after the Conversion, the “Purchaser”), (ii) APEX Tech Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub” and, collectively with the Purchaser, the “Purchaser Parties”), (iii) Korai Flix, Inc., a Delaware corporation (the “Company”), and (iv) the stockholders of the Company listed on Schedule A (each, a “Company Stockholder” and collectively, the “Company Stockholders”). The Purchaser, Merger Sub, the Company and the Company Stockholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement and Plan of Merger (as defined below).

RECITALS

A. On October [●], 2026, the Purchaser, Merger Sub, Apex Innovation Acquisition Corp., as the Purchaser Representative, Hongdae Lee, as the Company Representative, and the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) prior to the Effective Time, the Purchaser will continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Conversion”), and (b) at the Effective Time, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of the Purchaser and the outstanding shares of Company Stock being converted into the right to receive shares of Purchaser Common Stock (the Merger, together with the Conversion and the other transactions contemplated by the Merger Agreement, the “Transactions”).

B. The Company Stockholders agree to enter into this Agreement with respect to all Company Class A Common Stock and Company Class B Common Stock (collectively, “Company Shares”) of which the Company Stockholders now or hereafter have beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership.

C. As of the date hereof, the Company Stockholders are the owners of, and/or have voting power (including, without limitation, by proxy or power of attorney) over, such number and class of Company Shares as are indicated opposite each of their names on Schedule A attached hereto (all such Company Shares, together with any shares in the Company of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Stockholder (or any securities convertible into or exercisable or exchangeable for Company Shares) during the period from the date hereof through the Expiration Time are collectively referred to herein as the “Subject Shares”).

D. As a condition to the willingness of the Purchaser and the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company Stockholders have agreed to enter into this Agreement.

E. Each of the Parties has determined that it is in its best interest to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 7.1 (Termination) of Article VII thereof and (c) the mutual written agreement of the Purchaser, the Company and such Company Stockholder.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Subject Shares.

2.1 No Transfer of Subject Shares. Until the Expiration Time, each Company Stockholder agrees not to (x) Transfer any Subject Shares or (y) deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Notwithstanding the foregoing, (A) if a Company Stockholder is an individual, such Company Stockholder may Transfer any such Subject Shares (i) to any member of such Company Stockholder’s immediate family, or to a trust for the benefit of such Company Stockholder or any member of such Company Stockholder’s immediate family, the sole trustees of which are such Company Stockholder or any member of such Company Stockholder’s immediate family, (ii) by will, other testamentary document or under the laws of intestacy upon the death of such Company Stockholder, (iii) pursuant to a qualified domestic relations order or (iv) pursuant to a charitable gift or contribution, (B) if a Company Stockholder is an entity, such Company Stockholder may Transfer any Subject Shares to any partner, member, shareholder, or affiliate of such Company Stockholder in accordance with the terms of the Organizational Documents of the Company, and (C) a Company Stockholder may Transfer any Subject Shares upon the consent of the Purchaser; provided, that in each case such transferee of such Subject Shares evidences in a writing, in form and substance reasonably satisfactory to the Purchaser and the Company, such transferee’s agreement to be bound by and subject to all of the terms and provisions hereof to the same effect as such transferring Company Stockholder, prior and as a condition to the occurrence of such Transfer.

2.2 Additional Purchases. Until the Expiration Time, each Company Stockholder agrees that any Subject Shares that such Company Stockholder purchases, that are issued to such Company Stockholder by the Company, that are otherwise hereinafter acquired by such Company Stockholder or with respect to which such Company Stockholder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Shares owned by such Company Stockholder as of the date hereof. Each of the Company Stockholders agrees, while this Agreement is in effect, to notify the Purchaser and the Company promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired, or over which voting power is acquired, by such Company Stockholder, if any, after the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Subject Shares. Hereafter until the Expiration Time, each Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company permitted by the Organizational Documents of the Company or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after the Company or the Purchaser requests such delivery), such Company Stockholder shall: if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Company Stockholder shall vote all of the Subject Shares to which such Company Stockholder has sole or shared voting power and is entitled to vote; and/or if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in person or by proxy, in respect of all of its Subject Shares: (i) in favor of (a) the Merger, the Merger Agreement, the Ancillary Documents, any required amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (b) in favor of the other matters set forth in the Merger Agreement (clauses (a) and (b) collectively, the “Company Shareholder Approval Matters”), or if there are insufficient votes in favor of granting the approval of the Company Shareholder Approval Matters, in favor of the adjournment or postponement of such meeting of the shareholders of the Company to a later date, (ii) in opposition to, other than as contemplated by the Merger Agreement, (x) any material change in the present capitalization of the Company or any amendment of the Company’s Organizational Documents, (y) any material change in the Company’s corporate structure or business or (z) any proposal, offer, or submission with respect to an Acquisition Proposal or Alternative Transaction (“Competing Transaction”) or the adoption of any agreement to enter into a Competing Transaction; and (iii) in any other circumstances upon which a vote, consent or other approval with respect to the Company Shareholder Approval Matters is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Stockholder’s Subject Shares held at such time in favor of the foregoing; provided, however, that such Company Stockholder shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of the Purchaser Common Stock being issued to holders of Company Shares as contemplated by the Merger Agreement.

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4. Additional Agreements.

4.1 No Challenges. Each Company Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Purchaser, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement or any other agreement in connection with the Transactions.

4.2 Further Actions. Each Company Stockholder agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of such Company Stockholder contained in this Agreement inaccurate in any material respect. Each Company Stockholder further agrees that it shall use its reasonable best efforts to cooperate with the Purchaser and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by the Purchaser or the Company in connection with the transactions contemplated hereby and the Transactions or that are necessary to give further effect thereto.

4.3 Consent to Disclosure. Each Company Stockholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Purchaser or the Company to any Governmental Authority or to securityholders of the Purchaser) of such Company Stockholder’s identity and beneficial ownership of the Subject Shares and the nature of such Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Purchaser or the Company, a copy of this Agreement. Each Company Stockholder will promptly provide any information reasonably requested by the Purchaser or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.4 Waiver of Dissenters’ Rights. Each Company Stockholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 262 of the DGCL and any other similar statute in connection with the Transactions and the Merger Agreement.

4.5 No Redemption. Each of the Company Stockholders undertakes that, from the date hereof and until the termination of this Agreement, it will not elect to cause the Company to redeem any Subject Shares now or at any time legally or beneficially owned by such Company Stockholder (whether pursuant to the Organizational Documents of the Company, Law, contract or otherwise, notwithstanding such Company Stockholder may have rights thereunder), or submit or surrender any of its Subject Shares for redemption.

4.6 New Shares. In the event that prior to the Expiration Time (i) any equity securities of the Company are issued or otherwise distributed to a Company Stockholder pursuant to any share dividend or distribution, or any change in any of the Subject Shares or other share capital the Company by reason of any share subdivision, recapitalization, consolidation, exchange of shares or the like, (ii) a Company Stockholder acquires legal or beneficial ownership of any Company Shares after the date of this Agreement, or (iii) a Company Stockholder acquires the right to vote or share in the voting of any Company Shares after the date of this Agreement (collectively, the “New Securities”), the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

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4.7  Shareholders’ Consent, Authorization or Approval. Each Company Stockholder hereby irrevocably agrees and confirms that, insofar as (i) such Company Stockholder’s consent, authorization or approval is required, or (ii) such Company Stockholder forms part of a class of shareholders of the Company whose consent, authorization or approval is required, in any such case in respect of or in connection with the Transactions, the Merger Agreement and the other transaction documents contemplated hereby and thereby, including pursuant to the Organizational Documents of the Company, such Company Stockholder hereby grants, provides and gives such consent, authorization or approval, and all specific resolutions that may be required to have been adopted by such Company Stockholder or class of shareholders in connection with the Transactions, the Merger Agreement (as the Merger Agreement exists on the date hereof) and the other transaction documents contemplated hereby and thereby (as such transaction documents exist on the date hereof), are hereby deemed adopted and approved by such Company Stockholder (each as is in effect on the date hereof). For the avoidance of doubt, no Company Stockholder is providing its consent, authorization or approval under this Section 4.7 with respect to any future amendment, modification or supplement to the Merger Agreement or any other transaction document.

5. Representations and Warranties of the Company Stockholders. Each Company Stockholder hereby, severally and not jointly, represents and warrants to the Purchaser, Merger Sub and the Company as follows:

5.1 Ownership of the Company Shares. Such Company Stockholder is either (a) the owner of the Company Shares indicated on Schedule A hereto opposite such Company Stockholder’s name, free and clear of any and all Liens, other than (i) those created by this Agreement or (ii) as may be set forth in the Organizational Documents of the Company or (b) has the power to vote (including, without limitation, by proxy or power of attorney) the Company Shares indicated on Schedule A hereto opposite such Company Stockholder’s name. Such Company Stockholder has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Company Stockholder set forth in this Agreement, in each case, over all Subject Shares. As of the date hereof, such Company Stockholder does not own any other voting securities of the Company or have the power to vote (including by proxy or power of attorney) any other voting securities of the Company other than the Company Shares set forth on Schedule A opposite such Company Stockholder’s name. As of the date hereof, such Company Stockholder does not own any rights to purchase or acquire (i) any other equity securities of the Company or (ii) the power to vote any other voting securities of the Company, in each case except as set forth on Schedule A opposite such Company Stockholder’s name. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Company Stockholder pursuant to arrangements made by such Company Stockholder.

5.2 Absence of Other Voting Agreement. Except for this Agreement, such Company Stockholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of the Company owned by such Company Stockholder or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares or other equity securities of the Company owned by such Company Stockholder (other than as contemplated by this Agreement).

5.3 Due Authority. Such Company Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Company Stockholder (and, if such Company Stockholder is married and any of such Company Stockholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, such Company Stockholder’s spouse), and constitutes a valid and binding agreement of such Company Stockholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

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5.4 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Company Stockholder does not, and the performance by such Company Stockholder of the obligations under this Agreement and the compliance by such Company Stockholder with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Company Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Company Stockholder, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares owned by such Company Stockholder pursuant to any contract or agreement to which such Company Stockholder is a party or by which such Company Stockholder is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Company Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to such Company Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Company Stockholder of the transactions contemplated hereby. If such Company Stockholder is a natural person, no consent of such Company Stockholder’s spouse is necessary under any “community property” or other Laws in order for such Company Stockholder to enter into and perform its obligations under this Agreement.

5.5 Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Company Stockholder, threatened, against such Company Stockholder that would reasonably be expected to impair the ability of such Company Stockholder to perform such Company Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

5.6 Reliance by the Purchaser, Merger Sub and the Company. Such Company Stockholder understands and acknowledges that each of the Purchaser, Merger Sub and the Company is entering into the Merger Agreement in reliance upon such Company Stockholder’s execution and delivery of this Agreement.

5.7 Company Stockholder Has Adequate Information. Such Company Stockholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of the Purchaser and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon the Purchaser or the Company, and based on such information as such Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Stockholder acknowledges that none of the Purchaser or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. Such Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Stockholder are irrevocable.

6. Termination. This Agreement shall terminate upon the Expiration Time. The termination of this Agreement shall not relieve any party from any liability arising in respect of any breach of this Agreement prior to such termination.

7. Miscellaneous.

7.1 Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

7.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company and the Purchaser shall be allocated as set forth in Section 7.3 (Fees and Expenses) of Article VIII of the Merger Agreement.

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7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Purchaser or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

7.4 Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the Expiration Time,

(a) The Purchaser and Merger Sub may (i) extend the time for the performance of any obligation or other act of any Company Stockholder, (ii) waive any inaccuracy in the representations and warranties of each Company Stockholder contained herein or in any document delivered by any Company Stockholder pursuant hereto and (iii) waive compliance with any agreement of each Company Stockholder or any condition to their obligations contained herein and any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Purchaser and Merger Sub;

(b) the Company Stockholders may (i) extend the time for the performance of any obligation or other act of the Purchaser, Merger Sub or the Company, (ii) waive any inaccuracy in the representations and warranties of the Purchaser, Merger Sub or the Company contained herein or in any document delivered by the Purchaser, Merger Sub or the Company pursuant hereto and (iii) waive compliance with any agreement of the Purchaser, Merger Sub or the Company or any condition to their obligations contained herein.

7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.5):

if to the Purchaser:

APEX TECH ACQUISITION INC.

13501 Katy Fwy

Houston, TX 77079

840-244-9122

Attn: Florence Ng, Chief Executive Officer

Email: [●]

with copies (which shall not constitute notice) to:

Lewis Brisbois Bisgaard & Smith LLP

Attn: John P. Yung, Esq.

Daniel B. Eng, Esq.

45 Fremont Street, Suite 3000

San Francisco, CA 94105

Telephone No.: (415) 362-2580

Email: john.yung@lewisbrisbois.com

daniel.eng@lewisbrisbois.com

if to the Company:

KORAI FLIX, INC.

C/O Northwest Registered Agent Service, Inc.

8 The Green, Ste B

Dover, DE 19901

Email: [●]

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with copies (which shall not constitute notice) to:

DLA Piper UK LLP

20th Floor, South Tower, Beijing Kerry Center

1 Guanghua Road

Chaoyang District

Beijing 100020

China

Attn: Yang Ge

James Chang

Telephone No.: +86 10 8520 0616

+86 10 8520 0608

Email: yang.ge@dlapiper.com

james.chang@dlapiper.com

if to any Company Stockholder, to the address for notice set forth on Schedule A hereto,

7.6 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or any of the other Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

7.8 Entire Agreement; Assignment. This Agreement and the schedules hereto (together with each transaction document in connection with the Transactions to which the Parties hereto are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

7.9 Certificates. Promptly following the date of this Agreement, the Company shall advise its transfer agent in writing that each Company Stockholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of the Company, as applicable, in writing with such information as is reasonable to ensure compliance with such restrictions.

7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.11 Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

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(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any federal and state courts located in the City of New York, Borough of Manhattan (the “Specified Courts”). The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid Specified Courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the Specified Courts, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such Specified Courts. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby any claim (a) that it is not personally subject to the jurisdiction of the Specified Courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such Specified Court or from any legal process commenced in such Specified Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such Specified Court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such Specified Courts.

7.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Specified Courts without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

7.15 Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

7.16 Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of any Company Stockholder or by any Company Stockholder that is a natural person, in each case, in his or her capacity as a director or officer of the Company or any of its Subsidiaries. Each Company Stockholder is executing this Agreement solely in such capacity as a record or beneficial holder of Company Shares.

[Remainder of Page Intentionally Left Blank]

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In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

THE PURCHASER:

APEX TECH ACQUISITION INC.

By:
Name:	Florence Ng
Title:	Chief Executive Officer

[Signature page to Voting Agreement]

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

MERGER SUB:

APEX TECH MERGER SUB INC.

By:
Name:	Florence Ng
Title:	Chief Executive Officer

[Signature page to Voting Agreement]

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

COMPANY:

KORAI FLIX, INC.

By:
Name:
Title:

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

COMPANY STOCKHOLDERS:

[●]

Schedule A

Company Stockholders

Company Stockholder	Company Class A Common Stock	Company Class B Common Stock	Other Company Stock (if any)	Address for Notices

Total: